UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 25, 2024

CINGULATE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40874	86-3825535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 W. 47th Place

Kansas City, KS 66205

(Address of principal executive offices) (Zip Code)

(913) 942-2300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CING	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Warrants, exercisable for one share of common stock	CINGW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Definitive Agreement.

As previously disclosed, on August 9, 2022, Cingulate Therapeutics LLC (“CTx”), a wholly-owned subsidiary of Cingulate Inc. (the “Company”), issued a Promissory Note (the “Original Note”) to Werth Family Investment Associates LLC (“WFIA”) with a principal amount of $5,000,000 (the “Original Principal Amount”), and on May 9, 2023, CTx issued an Amended and Restated Promissory Note (the “A&R Note”) increasing the principal amount under the Original Note by $3,000,000 to $8,000,000.

As previously disclosed, on September 8, 2023, the Company and CTx entered into a Note Conversion Agreement (the “September Note Conversion Agreement”) with WFIA, pursuant to which WFIA agreed to convert the Original Principal Amount under the A&R Note plus all accrued interest thereon, or $5,812,500, into pre-funded warrants (“September Pre-Funded Warrants”) to purchase 341,912 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a conversion price per September Pre-Funded Warrant of $17.00. The closing price of the Common Stock on Nasdaq on September 8, 2023 was $11.55 per share. The September Pre-Funded Warrants have no expiration date and were exercisable immediately at an exercise price of $0.002 per share, to the extent that after giving effect to such exercise, WFIA and its affiliates would beneficially own, for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no more than 19.99% of the outstanding shares of Common Stock of the Company. The share and per share information related to the September Note Conversion Agreement and September Pre-Funded Warrants has been adjusted to reflect the 1-for-20 reverse stock split of the Common Stock effected on November 30, 2023.

After the conversion of the Original Principal Amount plus all accrued interest thereon and the issuance of the September Pre-Funded Warrants, there was $3,000,000 in principal outstanding under the A&R Note (the “Remaining Principal Amount”).

On January 25, 2024, the Company and CTx entered into a Note Conversion Agreement (the “January Note Conversion Agreement”) with WFIA, pursuant to which WFIA agreed to convert the Remaining Principal Amount under the A&R Note plus all accrued interest thereon, or $3,287,500, into pre-funded warrants (the “January Pre-Funded Warrants”) to purchase 687,043 shares (“Pre-Funded Warrant Shares”) of Common Stock, at a conversion price per January Pre-Funded Warrant of $4.785. The closing price of the Common Stock on Nasdaq on January 24, 2024 was $4.35 per share. The January Pre-Funded Warrants were issued on the same form as the September Pre-Funded Warrants and have the same terms and conditions, except that the exercise price of the January Pre-Funded Warrants is $0.0001 per share. After the conversion of the Remaining Principal Amount plus all accrued interest thereon and the issuance of the Pre-Funded Warrants, the A&R Note was paid in full. The Company has no further obligations under the A&R Note.

Peter J. Werth, a member of the Company’s Board of Directors is the manager of WFIA.

The January Note Conversion Agreement contains customary representations, warranties, agreements and obligations of the parties.

The foregoing description of the January Note Conversion Agreement and the January Pre-Funded Warrants are not complete and are qualified in their entireties by reference to the full text of the January Note Conversion Agreement and the form of January Pre-Funded Warrant, copies of which are filed herewith as Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained above in Item 1.01 related to the A&R Note and the January Note Conversion Agreement is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the January Note Conversion Agreement is hereby incorporated by reference into this Item 3.02. The January Pre-Funded Warrants and Pre-Funded Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2024, the Company appointed Jennifer L. Callahan as the Company’s Senior Vice President and Chief Financial Officer, effective immediately. Ms. Callahan will serve as the Company’s Principal Financial Officer and Principal Accounting Officer.

Ms. Callahan, age 53, has served the Company in an accounting role since January 2017 and was appointed the Vice President, Corporate Controller of the Company in January 2019. Prior to her role at the Company, Ms. Callahan served as the Director of Accounting for Meridian Business Services, a local Kansas City accounting firm since 2014 where she provided outsourced controller services to various businesses, including start-up companies and companies in need of process improvements. Over the tenure of her career, Ms. Callahan has provided consulting services to companies in a variety of industries and stages. She started her career with Deloitte where she served in various roles in the audit practice from June 1992 to December 1998. Ms. Callahan holds a CPA designation and received a BSBA in Accounting and Finance from Creighton University.

In connection with Ms. Callahan’s appointment as the Company’s Chief Financial Officer, CTx entered into an employment agreement with Ms. Callahan on January 25, 2024 (the “Employment Agreement”). Pursuant to the Employment Agreement, Ms. Callahan will serve as the Company’s Senior Vice President and Chief Financial Officer. The Employment Agreement provides for a base salary of $350,000 annually. However, in connection with the cost-containment measures disclosed on December 15, 2023, Ms. Callahan’s annual base salary is reduced by 40% to $210,000. In connection with such reduction, the Company will pay to Ms. Callahan on the date that is three months after the filing date of the New Drug Application for CTx-1301 with the Federal Drug Administration an amount equal to the aggregate dollar amount of base salary through the payment date that was not paid to her due to the salary reductions plus 20% of the reduction amount. In addition, Ms. Callahan is eligible to receive an annual bonus, with a target amount equal to twenty-five percent (25%) of Ms. Callahan’s annual base salary. The actual amount of each bonus will be determined by the sole discretion of the Company’s Compensation Committee and will be based upon both the Company’s performance and Ms. Callahan’s individual performance, as recommended by the Chief Executive Officer. Pursuant to the terms of her employment agreement, Ms. Callahan is also eligible to participate in all incentive and deferred compensation programs available to other executives or officers of the Company, and will be eligible to participate in any employee benefit plans and equity plans that we may adopt, which plans may be amended by the Company from time to time in its sole discretion. We may terminate Ms. Callahan’s employment at any time without cause upon providing written notice to Ms. Callahan, and Ms. Callahan may terminate her employment at any time for any reason, including for Good Reason (as that term is defined in Ms. Callahan’s employment agreement). If Ms. Callahan’s employment is terminated by the Company without cause or by Ms. Callahan for Good Reason, Ms. Callahan will be entitled to receive, subject to her signing a general release of claims in favor of the Company and related persons and entities within twenty-one (21) days of the date of termination and following the expiration of seven (7) days thereafter, a severance payment of a lump sum amount in cash equal to one (1) times Ms. Callahan’s base salary and annual target bonus, within 60 days following the date of termination. In addition, all stock options and stock appreciation rights held by Ms. Callahan, which would have vested if she had remained employed for an additional four (4) months following the date of termination, shall become vested and exercisable as of the date of termination for the remainder of their full term. If Ms. Callahan’s employment is terminated by the Company without cause or by Ms. Callahan for Good Reason within twelve (12) months of a Change of Control, Ms. Callahan will be entitled to receive, subject to her signing a general release of claims in favor of the Company and related persons and entities within twenty-one (21) days of the date of termination and following the expiration of seven (7) days thereafter, a severance payment of a lump sum amount in cash equal to one (1) times Ms. Callahan’s base salary and annual target bonus, within 60 days following the date of termination; provided however, if any payment or benefits would constitute an “parachute payment” as defined in Section 280(G) of the Internal Revenue Code, the payments will be the greater of (i) the largest amount to ensure that no portion of those payments be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and (ii) the amount of the full payment, less all taxes, including the excise tax imposed by Section 4999 of the Internal Revenue Code. In addition, all stock options and stock appreciation rights held by Ms. Callahan shall become vested and exercisable as of the date of termination for the remainder of their full term.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

There is no family relationship between Ms. Callahan and any director or executive officer of the Company. There are no transactions to which the Company is a party and in which Ms. Callahan has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On January 29, 2024, the Company issued a press release announcing the January Note Conversion Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

On January 29, 2024, the Company issued a press release announcing Ms. Callahan’s appointment as Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant

10.1	Note Conversion Agreement, dated January 25, 2024, by and between the Company, Cingulate Therapeutics, LLC and Werth Family Investment Associates LLC

10.2	Employment Agreement, dated January 25, 2024, between Cingulate Therapeutics LLC, and Jennifer L. Callahan

99.1	Press Release, dated January 29, 2024

99.2	Press Release, dated January 29, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINGULATE INC.

Dated: January 29, 2024	By:	/s/ Shane J. Schaffer
	Name:	Shane J. Schaffer
	Title:	Chief Executive Officer